UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

ICON Income Fund Nine, LLC
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-50217	13-4183234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2008, Anthony J. Branca, 39, was appointed Chief Financial Officer of ICON Capital Corp., the manager of the Registrant (the "Manager").   Mr. Branca replaces Michael A. Reisner, who resigned as Chief Financial Officer, but will continue to serve as Co-President and Co-Chief Executive Officer of the Manager.  Mr. Branca originally joined the Manager as Senior Vice President – Accounting and Finance in January 2007.  Mr. Branca was previously Director of Corporate Reporting & Analysis for The Nielsen Company (formerly VNU) from May 2005 until January 2007, and held various other management positions with The Nielsen Company from July 1997 through May 2005. Previously, from 1994 through 1997, Mr. Branca was employed as a senior accountant at Fortune Brands and started his career as an auditor with KPMG Peat Marwick in 1991. Mr. Branca received a B.B.A. from Pace University.

There is no family relationship between Mr. Branca and any other director, executive officer or person nominated or chosen by the Manager to become a director or executive officer. There are no transactions in which Mr. Branca has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND NINE, LLC
By: ICON CAPITAL CORP., its Manager

Dated: May 1, 2008	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer